Exhibit 99.1

BigCommerce Announces Third Quarter Financial Results

Third Quarter Total Revenue of $39.7 Million, an Increase of 41% Versus Prior Year

Total ARR of $167.0 Million, an Increase of 38% Versus Prior Year

AUSTIN, Texas--(BUSINESS WIRE)--November 5, 2020 -- BigCommerce Holdings, Inc. (“BigCommerce”) (Nasdaq: BIGC), a leading open SaaS ecommerce platform for fast-growing and established brands, today announced financial results for its third quarter ended September 30, 2020.

“Our third quarter was one of the best quarters in BigCommerce’s history. Our third quarter revenue was up 41% year over year, which was a further acceleration versus the 33% growth rate we saw just last quarter. Our ability to deliver continued accelerating growth is a testament to our merchants’ continued success on the BigCommerce platform,” said Brent Bellm, CEO at BigCommerce. “As we head into the busiest time of year for retail, we remain focused on providing our merchants the technology, partnerships and resources they need to usher in a successful holiday sales season.”

Third Quarter Financial Highlights

•	Total revenue was $39.7 million, up 41% compared to the third quarter of 2019.

•	Total annual revenue run-rate (ARR) was $167.0 million, up 38% compared to the third quarter of 2019.

Operating Income/(Loss)

•	GAAP operating loss was ($10.1) million, compared to ($10.3) million in the third quarter of 2019.

•	Non-GAAP operating loss was ($7.2) million, compared to ($9.5) million in the third quarter of 2019.

Net Income/(Loss) and Earnings Per Share

•

GAAP net loss was ($10.9) million or (27%) of total revenue, compared to ($10.7) million or (38%) of total revenue in the third quarter of 2019. The nearly 11 point improvement in net loss as a percent of revenue was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively while driving further leverage in the business as the Company continues to scale.

•	Non-GAAP net loss was ($8.0) million, compared to ($9.9) million in the third quarter of 2019.

•

GAAP net loss per share was ($0.16) based on 49.4 million weighted-average shares of common stock outstanding, compared to ($0.70) based on 18.0 million weighted-average shares of common stock outstanding in the third quarter of 2019.

•

Non-GAAP net loss per share was ($0.16) based on 49.4 million weighted-average shares of common stock outstanding, compared to ($0.55) based on 18.0 million weighted-average shares of common stock outstanding in the third quarter of 2019.

Adjusted EBITDA

•

Adjusted EBITDA was ($6.6) million, compared to ($8.9) million in the third quarter of 2019. The increase in Adjusted EBITDA was primarily a result of the significant increase in high margin PSR and the Company’s ability to manage spend effectively while driving leverage.

Cash

•	Cash and cash equivalents totaled $178.8 million as of September 30, 2020.

•	For the nine months ended September 30, 2020, net cash used in operating activities was ($23.2) million, compared to ($31.1) million for the same period in 2019.

Key Business Metrics

•	ARR from accounts with at least one Enterprise plan (“Enterprise accounts”) was $89.8 million, up 48% compared to the third quarter of 2019.

•	ARR from Enterprise accounts as a percent of total ARR was 54%, up 50% compared to the third quarter of 2019.

•	Number of accounts greater than $2,000 in annual contract value (ACV) was 9,777, up 10% compared to the third quarter of 2019.

•	Average revenue per account (ARPA) of accounts greater than $2,000 in ACV was $13,792, up 31% compared to the third quarter of 2019.

•	Accounts greater than $2,000 in ACV as a percent of total ARR was 81%, up from 77% from the third quarter of 2019.

Business Highlights

•

Product Highlights: The Company continues to invest in building the best open SaaS ecommerce platform in the world, supported and integrated with the Company’s extensive network of best-of-breed technology and agency partners. The Company launched the availability of Channel Manager, a platform feature that allows merchants to seamlessly discover and connect new sales channels and manage their omnichannel operations. Additionally, the Company launched international marketing sites in France, Italy and the Netherlands.

•

Merchant Highlights: The Company added leading brands across multiple industries including ChapStick, a leader in lip care; 5-Hour Energy; the well-known camera manufacturer Nikon Canada; Little League International; and Chivas, a leading football club in the top professional division in Mexico.

•

Partner Highlights: During the third quarter, the Company added multiple key strategic partnerships to expand its technology ecosystem. In cross-channel, the Company signed new partnerships with CED Commerce, Wish, SureDone, Feedonomics, and Deliverr. The Company further strengthened its community of advertising partners by adding Tinuiti and Teikametrics to support omnichannel sales efforts. The Company expanded its accessibility services by partnering with Essential Accessibility to allow ease of shopping for all shoppers. In addition, the Company expanded its partnership with PayPal by integrating with iZettle, the #1 payment gateway in the Netherlands, in order to further support international merchants.

•

Team/Culture: The Company was recently awarded “Best and Brightest Company” in San Francisco. Additionally, the Company hired its first Vice President of Diversity, Equity and Inclusion, Sharon Brogdon. Sharon joined the Company from Vericast where she was the executive director and head of diversity, equity and inclusion, and created and implemented a DEI strategy designed to be infused into and have a positive impact on all aspects of the culture, people and business.

Q4 and 2020 Financial Outlook

For the fourth quarter of 2020, the Company currently expects:

•	Total revenue between $38.3 million and $38.7 million.

•	Non-GAAP operating loss between ($10.0) million and ($9.7) million.

For the full year 2020, the Company currently expects:

•	Total revenue between $147.5 million and $147.9 million.

•	Non-GAAP operating loss between ($29.9) million and ($29.6) million.

The Company’s third quarter and 2020 financial outlook is based on a number of assumptions that are subject to change and many of which are outside the Company’s control. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

The Company does not provide guidance for operating loss, the most directly comparable GAAP measure to non-GAAP operating loss, and similarly cannot provide a reconciliation between its forecasted non-GAAP operating loss and its directly comparable GAAP measure without unreasonable effort due to the unavailability of reliable estimates for certain items. These items are not within the Company’s control and may vary greatly between periods and could significantly impact future financial results.

Conference Call Information

BigCommerce will host a conference call and webcast at 4:00 p.m. CT (5:00 p.m. ET) on Thursday, November 5, 2020, to discuss its financial results and business highlights. The conference call can be accessed by dialing (833) 519-1347 from the United States and Canada or (914) 800-3909 internationally with conference ID 3834549. The live webcast of the conference call and other materials related to BigCommerce’s financial performance can be accessed from BigCommerce’s investor relations website at http://investors.bigcommerce.com.

Following the completion of the call through 8:00 p.m. ET on November 12, 2020, a telephone replay will be available by dialing (855) 859-2056 from the United States and Canada or (404) 537-3406 internationally with conference ID 3834549. A webcast replay will also be available at http://investors.bigcommerce.com for 12 months.

About BigCommerce

BigCommerce (Nasdaq: BIGC) is a leading software-as-a-service (SaaS) ecommerce platform that empowers merchants of all sizes to build, innovate, and grow their businesses online. As a leading open SaaS solution, BigCommerce provides merchants sophisticated enterprise-grade functionality, customization, and performance with simplicity and ease-of-use. Tens of thousands of B2B and B2C companies across 150 countries and numerous industries use BigCommerce to create beautiful, engaging online stores, including Ben & Jerry’s, Molton Brown, S.C. Johnson, Skullcandy, Sony, Vodafone and Woolrich. Headquartered in Austin, BigCommerce has offices in San Francisco, Sydney, and London.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. In some cases, you can identify forward-looking statements by terms such as “anticipate,” “believe,” “estimate,” “expect,” “intend,” “outlook,” “may,” “might,” “plan,” “project,” “will,” “would,” “should,” “could,” “can,” “predict,” “potential,” “strategy, “target,” “explore,” “continue,” or the negative of these terms, and similar expressions intended to identify forward-looking statements. However, not all forward-looking statements contain these identifying words. These statements may relate to our market size and growth strategy, our estimated and projected costs, margins, revenue, expenditures and customer and financial growth rates, our Q4 and 2020 financial outlook, our plans and objectives for future operations, growth, initiatives or strategies. By their nature, these statements are subject to numerous uncertainties and risks, including factors beyond our control, that could cause actual results, performance or achievement to differ materially and adversely from those anticipated or implied in the forward-looking statements. These assumptions, uncertainties and risks include that, among others, our business would be harmed by any decline in new customers, renewals or upgrades, our limited operating history makes it difficult to evaluate our prospects and future results of operations, we operate in competitive markets, we may not be able to sustain our revenue growth rate in the future, our business would be harmed by any significant interruptions, delays or outages in services from our platform or certain social media platforms, and a cybersecurity-related attack, significant data breach or disruption of the information technology systems or networks could negatively affect our business. Additional risks and uncertainties that could cause actual outcomes and results to differ materially from those contemplated by the forward-looking statements are included under the caption “Risk Factors” and elsewhere in our filings with the Securities and Exchange Commission (the “SEC”), including our final prospectus under Rule 424(b) filed with the SEC on August 5, 2020, our Annual Report on Form 10-K for the year ended December 31, 2020 to be filed with the SEC and the future quarterly and current reports that we file with the SEC. Forward-looking statements speak only as of the date the statements are made and are based on information available to BigCommerce at the time those statements are made and/or management’s good faith belief as of that time with respect to future events. BigCommerce assumes no obligation to update forward-looking statements to reflect events or circumstances after the date they were made, except as required by law.

Use of Non-GAAP Financial Measures

We have provided in this press release certain financial information that has not been prepared in accordance with generally accepted accounting principles in the United States (“GAAP”). Our management uses these non-GAAP financial measures internally in analyzing our financial results and believes that use of these non-GAAP financial measures is useful to investors as an additional tool to evaluate ongoing operating results and trends and in comparing our financial results with other companies in our industry, many of which present similar non-GAAP financial measures. Non-GAAP financial measures are not meant to be considered in isolation or as a substitute for comparable financial measures prepared in accordance with GAAP and should be read only in conjunction with our consolidated financial statements prepared in accordance with GAAP. A reconciliation of our historical non-GAAP financial measures to the most directly comparable GAAP measures has been provided in the financial statement tables included in this press release, and investors are encouraged to review these reconciliations.

Annual revenue run-rate

We calculate annual revenue run-rate (“ARR”) at the end of each month as the sum of: (1) the product of the current month’s monthly recurring revenue (“MRR”) multiplied by twelve (to prospectively annualize subscription revenue), and (2) the trailing twelve-month partner and services revenue, including non-recurring services revenue, such as one-time partner integration fees and store-launch services. MRR includes BigCommerce platform subscription fees and invoiced growth adjustments as customers’ businesses grow past contracted order thresholds after a threshold has been met. It also includes recurring professional services revenue, such as recurring technical account management services and product training services.

Accounts with greater than $2,000 ACV

We track the total number of accounts with annual contract value (“ACV”) greater than $2,000 (the “ACV threshold”) as of the end of a monthly billing period. To define this $2,000 ACV cohort, we include only subscription plan revenue and exclude partner and services revenue and recurring services revenue. We consider all stores added and subtracted as of the end of the monthly billing period. This metric includes accounts that may have either one single store above the ACV threshold or multiple stores that together exceed the ACV threshold. Accordingly, this cohort would include: (1) customers on Enterprise plans, (2) customers on Pro plans, and (3) customers with multiple plans that together exceed the ACV threshold.

Average revenue per account

We calculate average revenue per account (ARPA) for accounts above the ACV threshold at the end of a period by including customer-billed revenue and an allocation of partner and services revenue.

Adjusted EBITDA

We define Adjusted EBITDA as our net loss, excluding the impact of stock-based compensation expense, depreciation and amortization expense, interest income, interest expense, changes in fair value of financial instruments, and our provision for income taxes. The most directly comparable GAAP measure is net loss.

Non-GAAP Operating Loss

We define Non-GAAP Operating Loss as our GAAP Loss from operations, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our loss from operations.

Non-GAAP Net Loss

We define Non-GAAP Net Loss as our GAAP net loss, excluding the impact of stock-based compensation expense. The most directly comparable GAAP measure is our net loss.

Non-GAAP Net Loss per Share

We define Non-GAAP Net Loss per Share as our Non-GAAP Net Loss, defined above, divided by our basic and diluted GAAP weighted average shares outstanding. The most directly comparable GAAP measure is our net loss per share.

Media Relations Contact	Investor Relations Contact
Rachael Hensley	Rohit Giri
PR@BigCommerce.com	InvestorRelations@BigCommerce.com
512-865-4599
ICR PR for BigCommerce
BigCommerceICRPR@icrinc.com

Source: BigCommerce Holdings, Inc.

Consolidated Balance Sheet

(in thousands, except per share amounts)

	September 30, 2020	December 31, 2019
Assets
Current assets
Cash and cash equivalents	$178,846	$7,795
Restricted cash	1,133	1,355
Accounts receivable, net	21,458	15,548
Prepaid expenses and other assets	9,259	5,296
Deferred commissions	2,224	1,677

Total current assets	212,920	31,671
Property and equipment, net	7,242	8,241
Right-of-use-assets	12,345	14,065
Deferred commissions, net of current portion	2,995	2,087

Total assets	$235,502	$56,064

Liabilities, convertible preferred stock, and stockholders’ equity (deficit)
Current liabilities
Accounts payable	$5,566	$3,881
Accrued liabilities	2,584	5,849
Deferred revenue	11,842	9,399
Current portion of long-term debt	11,895	2,363
Current portion of operating lease liabilities	3,074	2,718
Other current liabilities	17,516	9,704

Total current liabilities	52,477	33,914
Deferred revenue, net of current portion	1,127	1,492
Long-term debt, net of current portion	10,000	38,502
Operating lease liabilities, net of current portion	13,400	15,705

Total liabilities	77,004	89,613
Commitments and contingencies (Note 6)
Convertible preferred stock
Convertible preferred stock, $0.0001 par value; 10,000 and 102,031 shares authorized at September 30, 2020 and December 31, 2019, respectively; 0 shares and 102,031 shares issued and outstanding at September 30, 2020 and December 31, 2019, respectively	—	223,754
Stockholders’ equity (deficit)
Common stock, $0,0001 par value; 500,000 shares Series 1 and, 5,051 shares Series 2 authorized at September 30, 2020 and 200,000 shares voting and 30,000 shares of non-voting authorized at December 31, 2019; 62,757, and 18,544 shares Series 1 and voting issued and, outstanding at September 30, 2020 and December 31, 2019, respectively, and 5,051 and 0 shares Series 2 and non-voting issued and, outstanding at September 30, 2020, and December 31, 2019.	7	2
Additional paid-in capital	457,68 1	17,244
Accumulated deficit	(299,190)	(274,549)

Total stockholders’ equity (deficit)	158,498	(257,303)

Total liabilities, convertible preferred stock, and stockholders’ equity (deficit)	$235,502	$56,064

Consolidated Statements of Operations

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Revenue	$39,735	$28,264	$109,225	$81,083
Cost of revenue	8,593	6,806	23,910	18,958

Gross profit	31,142	21,458	85,315	62,125

Operating expenses:
Sales and marketing	19,328	15,346	51,893	45,445
Research and development	12,124	10,862	34,390	32,162
General and administrative	9,745	5,527	23,925	15,748

Total operating expenses	41,197	31,735	110,208	93,355

Loss from operations	(10,055)	(10,277)	(24,893)	(31,230)
Interest income	2	4	20	245
Interest expense	(741)	(359)	(2,655)	(1,129)
Change in fair value of financial instruments	—	—	4,413	—
Other expense	(75)	(86)	(238)	(163)

Loss before provision for income taxes	(10,869)	(10,718)	(23,353)	(32,277)
Provision for income taxes	(14)	7	6	21

Net loss	$(10,855)	$(10,725)	$(23,359)	$(32,298)

Dividends and accretion of issuance costs on Series F preferred stock	$2,732	$(1,865)	$(962)	$(5,417)

Net loss attributable to common stockholders	$(8,123)	$(12,590)	$(24,321)	$(37,715)

Basic and diluted net loss per share attributable to common stockholders	$(0.16)	$(0.70)	$(0.83)	$(2.13)

Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	49,355	17,959	29,145	17,681

Revenue by Source

(in thousands)

	Three months ended September 30,		Nine months ended September 30,
(Unaudited, in thousands)	2020	2019	2020	2019
Subscription solutions	$26,545	$21,021	$74,041	$60,406
Partner and services	13,190	7,243	35,184	20,677

Total revenue	$39,735	$28,264	$109,225	$81,083

Consolidated Statements of Cash Flows

(in thousands)

	Nine months ended September 30,	Nine months ended September 30,
	2020	2019
Cash flows from operating activities
Net loss	$(23,359)	$(32,298)
Adjustments to reconcile net loss to net used in operating activities:
Depreciation and amortization	2,377	1,751
Amortization of discount on debt	480	41
Stock-based compensation	5,038	2,231
Allowance for credit losses	1,198	741
Accretion on discount to marketable securities	—	(69)
Change in fair value of financial instrument	(4,413)	—
Changes in operating assets and liabilities:
Accounts receivable	(7,473)	(3,587)
Prepaid expenses	(3,675)	1,612
Deferred commissions	(1,454)	(2,482)
Accounts payable	1,685	(1,050)
Accrued and other current liabilities	4,319	2,920
Deferred revenue	2,077	(920)

Net cash used in operating activities	(23,200)	(31,110)

Cash flows from investing activities:
Purchase of property and equipment	(1,378)	(5,326)
Maturity of marketable securities	—	23,450

Net cash (used in) provided by investing activities	(1,378)	18,124

Cash flows from financing activities:
Proceeds from exercise of stock options	1,947	471
Payment of dividends	(12,814)	—
Proceeds from issuance of common stock upon initial public offering, net of underwriting discounts and commissions and other offering costs	171,128	—
Proceeds from debt	41,861	8,591
Repayment of debt	(6,715)	(1,538)

Net cash provided by financing activities	195,407	7,524

Net change in cash and cash equivalents and restricted cash	170,829	(5,462)
Cash and cash equivalents and restricted cash, beginning of period	9,150	13,897

Cash and cash equivalents and restricted cash, end of period	$179,979	$8,435

Reconciliation from GAAP to Non-GAAP Results

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Operating loss	$(10,055)	$(10,277)	$(24,893)	$(31,230)
Less: Stock-based compensation expense	2,868	815	5,038	2,231

Non-GAAP operating loss	(7,187)	(9,462)	(19,855)	(28,999)

Non-GAAP operating margin	(18.1)%	(33.5)%	(18.2)%	(35.8)%

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net loss	$(10,855)	$(10,725)	$(23,359)	(32,298)
less: Stock-based compensation expense	2,868	815	5,038	2,231
less Change in fair value of financial instruments	–	–	(4,413)	–
Non-GAAP net loss	(7,987)	(9,910)	(22,734)	(30,067)
Non-GAAP net loss per share	(0.16)	(0.55)	(0.78)	(1.70)
Weighted average shares used to compute basic and diluted net loss per share attributable to common stockholders	49,355	17,959	29,145	17,681

Non-GAAP net loss margin	(20.1)%	(35.1)%	(20.8)%	(37.1)%

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Net loss	$(10,855)	$(10,725)	$(23,359)	$(32,298)
Stock-based compensation expense	2,868	815	5,038	2,231
Depreciation and amortization	699	635	2,377	1,751
Interest income	(2)	(4)	(20)	(245)
Interest expense	741	359	2,655	1,129
Change in fair value of financial instrument	–	–	(4,413)	–
Provision for income taxes	(14)	7	6	21

Adjusted EBIIDA	$(6,563)	$(8,913)	$(17,716)	$(27,411)

Adjusted EBIIDA Margin	(16.5)%	(31.5)%	(16.2)%	(33.8)%

	Nine months ended September 30,	Nine months ended September 30,
(in thousands)	2020	2019
Net cash used in operating activities	$(23,200)	$(31,110)
Capital expenditures	$(1,378)	$(5,326)

Free cash flow	$(24,578)	$(36,436)

Reconciliation from GAAP to Non-GAAP Results (continued)

(in thousands, except per share amounts)

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Cost of revenue	$8,593	$6,806	$23,910	$18,958
less: Share-based compensation expense	179	62	334	121

Non-GAAP cost of revenue	8,414	6,744	23,576	18,837

Non-GAAP gross margin	78.8%	76.1%	78.4%	76.8%

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Sales and marketing	$19,328	$15,346	$51,893	$45,445
less: Share-based compensation expense	871	241	1,511	572

Non-GAAP sales and marketing	18,457	15,105	50,382	44,873

As a % of revenue	46.5%	51.4%	46.1%	55.3%

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
Research and development	$12,124	$10,862	$34,390	$32,162
less: Share-based compensation expense	582	186	1,216	415

Non-GAAP research and development	11,542	10,676	33,174	31,747

As a % of revenue	29.0%	37.8%	30.4%	39.2%

	Three months ended September 30,		Nine months ended September 30,
	2020	2019	2020	2019
General & administrative	$9,745	$5,527	$23,925	$15,748
less: Share-based compensation expense	1,236	326	1,977	1,123

Non-GAAP general & administrative	8,509	5,201	21,948	14,625

As a % of revenue	21.4%	18.4%	20.1%	18.0%